UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Information to be Included in the Report

Explanatory Note

On November 30, 2016, Modine Manufacturing Company (the “Company”) completed its acquisition of 100% of the shares of multiple companies held by Luvata Heat Transfer Solutions II AB, which combined represented the Luvata Heat Transfer Solutions business (“Luvata HTS”), now operating as the Company’s Commercial & Industrial Solutions segment.  On December 6, 2016, the Company filed a current report on Form 8-K (the “Original Form 8-K”) disclosing certain information relating to the acquisition, and on February 15, 2017, the Company filed a current report on Form 8-K/A amending Item 9.01of the Original Form 8-K to present, among other information, unaudited pro forma consolidated statements of operations of the Company for the nine months ended December 31, 2016 and the fiscal year ended March 31, 2016.

The purpose of this current report on Form 8-K is to present certain updated pro forma consolidated financial information of the Company.  The unaudited pro forma consolidated statement of operations of the Company for the fiscal year ended March 31, 2017, giving effect to the acquisition of Luvata HTS as if it had occurred on April 1, 2016, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma combined statement of operations of the Company for the fiscal year ended March 31, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

/s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President, Legal and Corporate Communications, General Counsel & Secretary

Date: June 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma combined statement of operations of the Company for the fiscal year ended March 31, 2017